Exhibit 10.17

LOAN AGREEMENT

(Kinsen Shohi Taishaku Keiyaku Shosho)

LOAN AGREEMENT, dated as of November 9, 2001, made by SILICON GRAPHICS, INC., a Delaware corporation (“SGI-US”), and SILICON GRAPHICS WORLD TRADE B.V., a private limited company incorporated in the Netherlands (“SGI-BV”), in favor of SGI JAPAN, LTD, a Japanese corporation (“Lender”).  SGI-US and SGI-BV are referred to herein individually as a “Borrower” and collectively as the “Borrowers”.

RECITALS

A.            WHEREAS, Lender has made advances to the Borrowers or their Affiliates and all of the obligations relating to the repayment of such advances have been assumed by the Borrowers, and Lender and the Borrowers desire to enter into this Agreement to evidence the amounts owing by the Borrowers to Lender and to set forth the terms of repayment and other applicable terms and conditions.

B.            WHEREAS, SGI-BV is the record and beneficial owner of 40% of the issued and outstanding capital stock of Lender, and pursuant to the Pledge Agreement dated the date hereof (the “Pledge Agreement”) by SGI-BV for the benefit of Lender and NEC Corporation (“NEC”), SGI-BV, in its capacity as pledgor thereunder (“Pledgor”) is pledging all of its ownership interest in the shares of capital stock of Lender to Lender and to NEC as collateral security for the obligations of the Borrowers under this Agreement and the obligations of Pledgor and the Borrowers in respect of a Buyback Event under the Stockholders’ Agreement, dated as of the date hereof (the “Stockholders’ Agreement”) by and among the Borrowers, Lender, Silicon Graphics World Trade Corporation, NEC and NEC Soft (“NEC Soft”).

NOW, THEREFORE, in consideration of the premises, the Borrowers hereby agree with Lender, as follows:

1.             The Loan

The Borrowers hereby acknowledge their joint and several obligation to pay to Lender an amount determined as set forth on Schedule 1 attached hereto (the “Loan”), together with interest thereon as provided herein, and all other amounts payable to Lender from time to time hereunder.

2.             Repayment

The Borrowers jointly and severally agree to repay the entire principal amount of the Loan in accordance with the amortization schedule set forth on Schedule 2 attached hereto (the “Amortization Schedule”) or, if any payment date set forth on the Amortization Schedule is not a Business Day, on the next succeeding Business Day to occur after such payment date; provided, however, that the entire unpaid principal balance of the Loan shall be due and payable in full on the Maturity Date.  Notwithstanding anything herein to the contrary, the entire unpaid principal balance of the Loan, and any accrued and unpaid interest thereon, shall be immediately

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due and payable upon the earlier to occur of (i) the Maturity Date and (ii) the acceleration of the Loan pursuant to Section 8 hereof.  As used herein, “Maturity Date” means December 31, 2004.

3.             Interest

(a)           The principal amount of the Loan remaining unpaid from time to time shall bear interest (i) from the date hereof until the Interim Period End Date, at a rate of two and seven one-hundredths percent (2.07%) per annum (the “Interim Interest Rate”) and (ii) from the Interim Period End Date, until paid in full, at a rate of ten percent (10%) per annum (the “Interest Rate”).  All interest on this Loan shall be calculated on the basis of a 365 day year and the actual number of days elapsed.  Accrued interest on all amounts outstanding hereunder shall be payable on each March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2002 or, if any such date is not a Business Day, on the next succeeding Business Day to occur after such date.  The Borrowers agree to pay all outstanding amounts of interest on the Maturity Date.

(b)           If an Event of Default shall occur, then, in lieu of interest payable under Section 3(a), interest shall accrue on the unpaid principal amount of the Loan and, to the extent permitted by law, on any other amount due under this Agreement, from and including the date such Event of Default occurred until such Event of Default is cured or waived in writing by Lender or all past due payments are made, at a rate per annum equal to two percent (2%) per annum above the Applicable Interest Rate.  Accrued interest payable under this Section 3(b) shall be payable on demand of Lender.

(c)           Notwithstanding anything herein to the contrary, the interest payable by the Borrowers with respect to the Loan shall not exceed the maximum amount permitted by applicable law and, to the extent that any payments in excess of such permitted amount are received by Lender, such excess shall be considered payments in respect of the principal amount of the Loan.

4.             Payments

Principal amount of the Loan and interest hereunder shall be payable to Lender without set-off or counterclaim in lawful money of Japan in immediately available funds to the bank account of Lender as notified in writing to the Borrowers.

5.             Prepayment

(a)           At their option, the Borrowers may prepay the Loan together with accrued and unpaid interest thereon in whole or in part at any time (the “Optional Redemption”).  If the Borrowers exercise such Optional Redemption, there shall be no prepayment penalty or premium.  Unless otherwise agreed by the Borrowers, all prepayments shall be applied to reduce scheduled payments of the principal amount of the Loan in order of stated maturity.

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(b)           The Borrowers shall prepay the Loan in full together with all accrued and unpaid interest thereon prior to or concurrently with the consummation of any SGI Change of Control (as defined in the Stockholders’ Agreement).

(c)           Any amounts required to be paid by Borrowers pursuant to Borrowers’ guarantee of the Existing Loans shall be deemed to be a prepayment on the Loan pursuant to this Section 5.  In addition, so long as Borrowers’ guarantee of the Existing Loans remains in effect, Borrowers may elect, upon written notice to Lender, to effect prepayments under Section 5(a) or 5(b) by making a prepayment in respect of the Existing Loans directly to the lenders under the Existing Loans (the “Bank Lenders”); provided, that prepayments are then permitted pursuant to the terms of the Existing Loans, and subject to the condition that concurrently with any such prepayment to the Bank Lenders, Borrowers shall pay to the Bank Lenders the full amount of any penalties or other charges payable in connection with such prepayment (it being understood that the amount of any such penalties or charges shall be excluded from the calculation of the amount to be applied in prepayment of the principal of and interest on the Loan).

6.             Representations and Warranties

The Borrowers hereby jointly and severally represent and warrant to Lender as follows:

(a)           Organization; Power and Authority.  Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and lawful authority to own, lease and operate its properties and to carry on its business as now being and heretofore conducted.  Each Borrower is duly qualified or otherwise authorized to transact business and is in good standing under the laws of all other jurisdictions that require such qualification or authorization, except where the failure to so qualify or be authorized could not reasonably be expected to have a Material Adverse Effect.

(b)           Authorization, etc.  Such Borrower has all necessary corporate power and authority required to enter into, execute and deliver this Agreement and to perform fully such Borrower’s obligations hereunder.  This Agreement has been duly authorized by all necessary corporate action on the part of each Borrower, and constitutes a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

(c)           Compliance with Laws, Other Instruments, etc.  The execution, delivery and performance by each Borrower of this Agreement will not (i) violate any provision of the Certificate or Articles of Incorporation or other material organizational instruments of such Borrower, (ii) require such Borrower to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any Governmental Authority or any other Person, other than consents, approvals, authorizations or actions already obtained or taken (iii) violate, conflict with or result in the breach of any of the terms and conditions of, result in a material modification of the effect of, or otherwise cause the termination or give any contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default

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under, any material contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement to which such Borrower is a party or by or to which such Borrower or any of its properties is or may be bound or subject, or result in the creation of any Lien upon any of the properties of such Borrower, (iv), violate any order, judgment, injunction, award, decree or ruling of any nature of any Governmental Authority, or any law, statute, code, ordinance, regulation or other requirement of any Governmental Authority, applicable to such Borrower.

7.             Covenants

In addition to the other undertakings herein contained, the Borrowers hereby covenant to Lender that so long as any amount payable hereunder is outstanding the Borrowers shall perform the following obligations:

(a)           Compliance with Law.  Each Borrower will comply with all laws, ordinances or governmental rules or regulations to which it is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Existence.  Each Borrower shall at all times preserve and keep in full force and effect its corporate existence.

(c)           Information.  The Borrowers shall deliver to Lender:

(i)            if and when filed and within 5 days of filing, Form 10-Q quarterly reports, Form 10-K annual reports, Form 8-K current reports or comparable annual or periodic reports and any other filings made by either Borrower with the U.S. Securities and Exchange Commission or comparable regulatory body of any other jurisdiction;

(ii)           any other information that is provided by either Borrower to its shareholders generally, promptly upon delivery;

(iii)          as soon as either Borrower has knowledge of any event or condition that constitutes an Event of Default hereunder or a default or event of default under the Foothill Loan and Security Agreement or other agreement evidencing, securing or otherwise relating to Indebtedness of either Borrower in an amount exceeding $25 million, notice thereof and a statement of the curative action that the Borrowers propose to take with respect thereto; and

(iv)          Upon request of Lender, any other report reasonably requested relating to the financial condition of either Borrower.

(d)           Additional Indebtedness.  SGI-US shall not create, incur, assume, permit, guarantee or otherwise become or remain, directly or indirectly, liable with respect to any

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Indebtedness or permit any Subsidiary to do the same, except such Indebtedness the amount of which does not, in the aggregate, exceed $414,983,000; provided, that with respect to Indebtedness outstanding on the date hereof and denominated in non-U.S. currency, any increase in the dollar value of such Indebtedness that is attributable to currency exchange fluctuations shall be excluded for the purpose of this provision.

(e)           Liens.  SGI-US shall not create, incur, assume, permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, or permit any Subsidiary to do the same except: (i) Liens under the Foothill Loan Documents and any refinancings, renewals or extensions thereof; (b) any Lien of a type that is expressly permitted by the terms of the Foothill Loan Documents or, if the Foothill Loan Documents are refinanced, renewed or extended, by the terms of such refinancing, renewal or extension thereof (in each case, without regard to any waiver of such terms by the lenders); and (c) if the Foothill Loan Documents or any refinancing, renewal or extension thereof terminate and are no longer in effect, any Lien of a type that would have been permitted if created during the effectiveness of the Foothill Loan Documents or such refinancing, renewal or extension.

(f)            Reorganization, Recapitalization, Reclassification, Liquidation.  SGI-US shall not and shall not permit SGI-BV to (i) enter into any reorganization or recapitalization, except for transactions that do not materially diminish Lender’s rights and protections under this Agreement, and that do not result in a deterioration in the credit quality of the Borrowers taken as a whole or expose the Lender to additional credit risk, (ii) reclassify its capital stock other than pursuant to the terms thereof, or (iii) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

(g)           Distributions.  Neither SGI-US nor (unless SGI-BV is at the time a direct or indirect wholly owned subsidiary of SGI-US) SGI-BV shall make any distribution or declare and pay any dividends (in cash or other property, other than common stock and other than the distribution to shareholders of interests in SGI’s Alias/Wavefront business) on, or purchase, acquire, redeem or retire any of such Borrower’s capital stock, of any class, whether now or hereafter outstanding.

(h)           Further Documents.  Each Borrower shall execute all such other documents and instruments and do all such other acts and things as Lender may from time to time reasonably require to carry out the transactions contemplated herein.

8.             Events of Default

Except upon the occurrence of an event under (d), (e) or (g) below, whereupon the Loan and all accrued and unpaid interest thereon shall become immediately due and payable without notice or declaration by Lender, Lender may, by written notice to the Borrowers, declare the Loan immediately due and payable, whereupon the Loan, all accrued and unpaid interest thereon, and all other sums due hereunder shall become immediately due and payable without protest, presentment, demand or notice (except the notice referred to above in this Section 8) or without petition to any court, all of which are expressly waived by the Borrowers, if any of the following events (each an “Event of Default”) shall occur:

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(a)           principal amount of the Loan or interest due under this Agreement shall not be paid as and when due, whether at maturity, by acceleration or otherwise; or

(b)           any representation by the Borrowers herein or by Pledgor in the Pledge Agreement shall prove to be false or incorrect in any material respect as of the date made; or

(c)           Either Borrower shall default in any material respect in the due performance of any term or covenant of this Agreement or Pledgor shall default in any material respect in the due performance of any term or covenant of the Pledge Agreement (which is not the subject of another subsection of this Section 8) which default, if remediable, shall continue unremedied for a period of thirty (30) days after the earlier of (i) the day an officer of either Borrower or Pledgor obtains actual knowledge of such default, and (ii) the day Lender gives written notice of such default to the Borrowers (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (c) of this Section 8); or

(d)           Either Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or any of its assets or properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or any answer admitting the material allegations of a petition filed against it in any proceeding under any such law or action shall be taken by Borrower for the purpose of effecting any of the foregoing, (v) have commenced against it any case, proceeding or other action of a nature described in (i) through (iv) above which remains undismissed for a period of sixty (60) days, (vi) be adjudicated a bankrupt or insolvent, including by entry of an order in any case, proceeding or other action of a nature described in (i) through (iv) above or (vii) take or be subject to any action similar to those specified in clauses (i) through (vi) in any jurisdiction; or

(e)           an order, judgment or decree shall be entered with respect to either Borrower or all or a substantial part of the assets of such Borrower, appointing a receiver, trustee or liquidator of such Borrower, or any similar order, judgment or decree shall be entered or appointment made in any jurisdiction, and such order, judgment or decree or appointment shall continue unstayed and in effect for a period of sixty (60) days; or

(f)            a final judgment or judgments for the payment of money aggregating in excess of US$25,000,000 are rendered against either Borrower and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or

(g)           (i) either Borrower shall fail to pay when due, or within any applicable period of grace, any payment in respect of any obligation for borrowed money or other Indebtedness in an amount greater than $25 million, or (ii) any Indebtedness of such Borrower in an amount greater than $25 million shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof.

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(h)           this Agreement or the Pledge Agreement shall for any reason, fail or cease to create a valid and perfected, first priority Lien on and security interest in and to the Collateral.

(i)            any material provision of this Agreement or the Pledge Agreement shall at any time for any reason be declared null and void, or the validity or enforceability thereof shall be contested by the Borrowers in a proceeding commenced by either Borrower, or by any Governmental Authority having jurisdiction over either Borrower, seeking to establish the invalidity or unenforceability thereof.

9.             Application of Payments

Each payment or prepayment received by Lender hereunder, except as expressly set forth herein, shall be applied, first, to the payment of accrued interest on the Loan to the date of such payment and second, to the payment of the principal amount of the Loan.

10.          Additional Definitions

As used herein, the following terms have the respective meanings set forth below:

“Affiliate” or “Affiliates” means, with respect to any Person, at any time, any other Person that, directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with such Person.  For the purpose of this definition, “control” (including the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, agency or otherwise.

“Applicable Interest Rate” means, prior to the Interim Period End Date, the Interim Interest Rate and, after the Interim Period End Date, the Interest Rate.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Tokyo, Japan or the City of New York are authorized or required by law or executive order to close.

“Existing Loans” means the loans made pursuant to (i) the Banking Transaction Contract, dated February 21, 1992, between Sumitomo Mitsui Banking Corporation (as the successor to The Sumitomo Bank, Limited) and Lender and (ii) the Loan Agreement, dated December 20, 1996, between The Dai-Ichi Kangyo Bank, Ltd. and Lender.

“Foothill Loan and Security Agreement” means the Loan and Security Agreement, dated as of April 10, 2001, by and among SGI-US, each of SGI-US’s subsidiaries signatory thereto, the lenders party thereto, Foothill Capital Corporation, as arranger and administrative agent, and Bank of America, N.A., as documentation agent.

“Foothill Loan Documents” means the Foothill Loan and Security Agreement and the other Loan Documents referred to therein, as the same may be supplemented, amended or otherwise modified from time to time.

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“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Indebtedness” of a Borrower means (a) all obligations of such Borrower for borrowed money, including pursuant to the Foothill Loan Documents and any refinancings, renewals or extensions thereof, (b) all obligations of such Borrower evidenced by bonds, debentures, notes or other similar instruments and all reimbursement or other obligations of such Borrower in respect of letters of credit (other than letters of credit issued in connection with transactions in the ordinary course of such Borrower’s business), bankers acceptances, interest rate swaps or other financial products, (c) all obligations of such Borrower under any lease that is required to be capitalized for financial reporting purposes under GAAP, (d) all obligations or liabilities of others secured by a Lien on any asset of such Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Borrower for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of such Borrowers’ business and repayable in accordance with customary trade practices), and (f) any obligation of a Borrower guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to such Borrower) any obligation of any other Person.

“Interim Period End Date” means the earlier to occur of (i) the effective date of any refinancing or extension of the Existing Loans and (ii) December 20, 2001.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, statutory or other lien, charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” means a material adverse effect on (a) the properties, business, results of operations or financial condition of either Borrower or (b) the ability of either Borrower to perform its obligations under this Agreement and the Pledge Agreement, or (c) the validity or enforceability of this Agreement and the Pledge Agreement.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Stock Purchase Agreement” means the Stock Purchase Agreement dated as of October 26, 2001, among the Borrowers, Silicon Graphics World Trade Corporation, NEC Corporation and NEC Soft, Ltd.

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“Subsidiary” means, with respect to any Person, a corporation or other entity in which such Person directly or indirectly owns or has the power to vote shares of any capital stock or other ownership interests having the power to elect a majority of the directors (or other persons performing similar functions) of such corporation or other entity.

11.          Unconditional Obligations

Except as expressly set forth herein, the obligations of the Borrowers hereunder are unconditional and no reference to any other document or agreement herein is intended or shall be deemed to render the Borrowers’ obligations hereunder conditional.  The illegality or unenforceability of, or the default by any party under, any other document or agreement referred to herein shall not constitute a defense to any claim by Lender for the payment of principal, interest or any other amount hereunder.

12.          Modification in Event of Extension of Existing Loans

From and after the date hereof, SGI-US shall use commercially reasonable efforts to negotiate an extension of the term of the Existing Loans for a period beyond the current due date of December 20, 2001 until at least December 20, 2004, without the provision of a guarantee or other form of credit support from NEC or any of its Affiliates.  If SGI-US is able to obtain such an extension on terms and conditions reasonably satisfactory to Lender and NEC, and without the provision of a guarantee or other form of credit support from NEC or any of its Affiliates, then the terms and conditions of this Agreement shall be amended to correspond, as nearly as practicable, to the terms and conditions of such extension (including provisions as to maturity, interest rate and payment, defaults and events of default, representations and warranties and covenants); provided, however, that (1) the Maturity Date will in no event be extended beyond December 20, 2006, and (2) the obligations of Lender hereunder shall continue to be secured by the Collateral (as defined in the Pledge Agreement) pursuant to the terms of the Pledge Agreement, subject only to such modifications thereto as Lender and NEC may in their discretion agree.

13.          Further Payment by Lender

If the Existing Loans are extended beyond December 20, 2001, unless and until SGI-US is relieved of its obligation to guarantee the entire amount of the Existing Loans in connection with or following such extension, then:

(a)           if the initial principal amount of the Loan is less than ¥6 billion, the Lender will, on or before February 28, 2002, to the extent it is able to do so under the terms of the Existing Loans, as extended, without incurring any prepayment penalties or other charges, make a payment under the Existing Loans so that, after such payment, the principal balance outstanding under the Existing Loans will, at such time, be no greater than the principal balance outstanding under the Loan; provided, that the Lender shall have no obligation to make the payment contemplated under this Section 13(a) if, in the Lender’s reasonable judgment, the working capital reserves of the Lender after such payment would be inadequate; and

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(b)           At any time that the Borrowers (i) make a scheduled payment of the principal amount outstanding under the Loan pursuant to Section 2 or (ii) make a prepayment of the principal amount outstanding under the Loan pursuant to Section 5(a) or (b), the Lender will, to the extent it is able to do so under the terms of the Existing Loans, as extended, without incurring any prepayment penalties or other charges, make a payment under the Existing Loans so that, after such payment, the principal amount outstanding under the Existing Loans will, at such time, be no greater than the principal amount outstanding under the Loan; provided, that the Lender shall not be required to make any payment under the Existing Loans pursuant to this Section 13(b) in excess of the amount of the prepayment received from the Borrowers.

14.          Indemnification

The Borrowers shall jointly and severally pay, indemnify, and hold Lender harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees and expenses) or disbursements of any kind or nature whatsoever (“Losses”) arising out of or in connection with (a) the enforcement of any rights of Lender under this Agreement or the Pledge Agreement, and (b) any claim (whether or not asserted in any legal proceeding), litigation, investigation, arbitration or proceeding relating to this Agreement or the Pledge Agreement (collectively, “indemnified liabilities”); provided, that the Borrowers shall have no obligation hereunder to Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of Lender.  The agreements in this section shall survive for twenty-four (24) months after repayment of the Loan and all other amounts payable hereunder.

15.          Severability

If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the validity and enforceability of the remaining portion of such provision and the remaining provisions of this Agreement, and the application thereof to any other Person or circumstance, shall not be affected thereby.

16.          Governing Law

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of Japan.

17.          Submission to Jurisdiction

The parties hereby irrevocably submit to the exclusive jurisdiction of the Tokyo District Court in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court.  Each party hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each party irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of such party set forth for notices hereunder.  Each party agrees that a final judgment in any such

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action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

18.          Delay, Amendment and Waiver

(a)           Lender shall not by any act (except by a written instrument signed by Lender), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion.  The remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any  remedies that may be available to Lender at law, in equity or otherwise.

(b)           Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by each of the parties hereto. Any such amendment, supplement, modification, waiver or consent shall be binding upon the parties hereto.

19.          Notices

All notices and other communications pursuant to this Agreement shall be delivered personally, delivered by facsimile or air-mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the following address or at such other addresses as the parties may designate by written notice in the manner as aforesaid:

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If to the Borrowers, to:

Silicon Graphics, Inc.
1600 Amphitheatre Parkway
Mountain View, CA 94043-1351
Telephone:  +1 (650) 933-3009
Facsimile:  +1 (650) 933-0298
Attention: Sandra Escher, Senior Vice President
                 and General Counsel

with a copy to:

Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, CA 94025
Telephone: +1 (650) 752-2003
Facsimile:  +1 (650) 752-2112
Attention:

If to Lender, to:

SGI Japan, Ltd.
Yebisu Garden Place Tower
4-20-3 Ebisu Shibuya-ku
Tokyo 150-6031, Japan
Telephone:  +81 (3) 5488-7300
Facsimile:  +81 (3) 5420-7020
Attention:  Norio Izumi, President

with a copy to:

SGI Japan, Ltd.
Yebisu Garden Place Tower
4-20-3 Ebisu Shibuya-ku
Tokyo 150–6031, Japan
Telephone:  +81 (3) 5488-6996
Facsimile:  +81 (3) 5420-1867
Attention:  Hisao Hattori, Legal Manager

A notice shall be deemed given when delivered, in the case of personal delivery or delivery by facsimile, or seven (7) Business Days after mailing in the manner prescribed herein.

20.          Entire Agreement

This Agreement and the Exhibits hereto contain the entire agreement among the parties hereto regarding the matters described herein and supersede all previous and contemporaneous

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oral and written discussions and all prior agreements and understandings among the parties regarding such matters.

21.          Specific Performance

Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other party’s failure perform its obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

22.          Successors and Assigns

This Agreement shall be binding upon Borrower and its successors and permitted assigns  and shall inure to the benefit of Lender and its successors and assigns.  Neither Borrower may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Lender.  Lender may sell, assign or transfer this Agreement or any of its rights hereunder to NEC or any of its Affiliates without any requirement of consent by the Borrowers.

23.          Counterparts

                This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

24.          Expenses

Except as otherwise specifically provided herein, the parties to this agreement shall bear their respective expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.

25.          Descriptive Headings

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date first written above.

BORROWERS:

SILICON GRAPHICS, INC.

By	/s/ JEFFREY V. ZELLMER
Name: Jeffrey V. Zellmer
Title: Sr. Vice President and Chief Financial Officer

SILICON GRAPHICS WORLD TRADE B.V.

By	/s/ SANDRA ESCHER
Name: Sandra Escher
Title: Sr. Vice President and General Counsel

LENDER:

SGI JAPAN, LTD.

By	/s/ NORIO IZUMI
Name: Norio Izumi
Title: President

Schedule 1

Principal Amount of the Loan

The principal amount of the Loan shall be an amount equal to the lesser of (1) ¥6 billion and (2)  the amount of Advanced Payments appearing on the Closing Cash/Debt Statement (as defined in the Stock Purchase Agreement).

Schedule 21

Amortization Schedule

Payment Date	Payment Amount

March 31, 2002	¥0

June 30, 2002	¥0

September 30, 2002	¥301,400,533

December 31, 2002	¥500,000,000

March 31, 2003	¥500,000,000

June 30, 2003	¥500,000,000

September 30, 2003	¥500,000,000

December 31, 2003	¥500,000,000

March 31, 2004	¥500,000,000

June 30, 2004	¥500,000,000

September 30, 2004	¥500,000,000

December 31, 2004	¥500,000,000

[1]	Subject to adjustment pursuant to Section 7.7(c) of the Stock Purchase Agreement upon completion of all closing adjustments contemplated by Section 2.3 of the Stock Purchase Agreement.

This Amortization Schedule is hereby accepted and agreed on this ___ day of ____, 2001 by each of the following:

BORROWERS:

SILICON GRAPHICS, INC.

By
Name:
Title:

SILICON GRAPHICS WORLD TRADE B.V.

By
Name:
Title:

LENDER:

SGI JAPAN, LTD.

By
Name:
Title:

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of November 9, 2001, made by SILICON GRAPHICS WORLD TRADE B.V., a private limited company incorporated in the Netherlands (“Pledgor”), in favor of SGI JAPAN, LTD., a Japanese corporation (“Lender”), and NEC Corporation, a Japanese corporation (“NEC”).  Lender and NEC are sometimes referred to herein individually as a “Pledgee” and together as the “Pledgees.”

RECITALS

A.            WHEREAS, Lender has made advances to Pledgor and Silicon Graphics, Inc. (“SGI-US” and, together with Pledgor, the “Borrowers”) or their Affiliates and all of the obligations relating to the repayment of such advances have been assumed by the Borrowers, and Lender and the Borrowers have entered into a Loan Agreement dated as of the date hereof (the “Loan Agreement”) to evidence the amounts owing by the Borrowers to Lender.

B.            WHEREAS, pursuant to the Stock Purchase Agreement dated as of October 26, 2001 (“Stock Purchase Agreement”) by and among NEC, NEC Soft, Ltd. (“NEC Soft”), the Borrowers and Silicon Graphics World Trade Corporation (“SGWTC”), NEC and NEC Soft have purchased from Pledgor shares of capital stock of Lender representing in the aggregate 60% of the outstanding capital stock of Lender.

C.            WHEREAS, Pledgor is the legal and beneficial owner of 40% of the issued and outstanding capital stock of Lender.

D.            WHEREAS, pursuant to a Stockholders’ Agreement dated as of the date hereof (the “Stockholders’ Agreement”) by and among the Borrowers, Lender, SGWTC, NEC and NEC Soft, Pledgor has agreed that Lender and/or NEC (or NEC’s designee) shall have the right, upon the occurrence of a Buyback Event (as defined herein), to purchase all of the Pledged Stock (as defined herein) on the terms and conditions described in the Stockholders’ Agreement.

E.             WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Stock Purchase Agreement that the Borrowers shall have entered into the Stockholders’ Agreement, that the Borrowers shall have executed and delivered the Loan Agreement, and that Pledgor shall have secured payment of Borrowers’ obligations to Lender under the Loan Agreement and the obligations of the SGI Entities (as defined herein) under the Stockholders’ Agreement in respect of a Buyback Event by executing this Agreement.

F.             WHEREAS, Pledgor is an indirect wholly-owned subsidiary of SGI-US, and it is to the advantage of Pledgor that Lender and NEC consummate the transactions contemplated by the Stock Purchase Agreement, the Stockholders’ Agreement and the Loan Agreement.

G.            WHEREAS, Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises, Pledgor hereby agrees with the Pledgees, as follows:

AGREEMENT

1.             Definitions

1.1           Defined Terms.

(a)           Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

(b)           The following terms shall have the following meanings:

“Agreement” means this Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Appraiser” means an internationally recognized investment banking firm that is experienced in the valuation of corporations in Japan engaged in the business conducted by Lender.

“Borrowers’ Loan Obligations” means the unpaid principal and interest on the Loan and all other present and future obligations and liabilities (whether for principal, interest, indemnities, fees, expenses or otherwise) of the Borrowers under the Loan Agreement (including, without limitation, interest accruing at the then applicable rate provided in the Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether due or to become due, mature or unmatured, liquidated or unliquidated, or contingent or noncontingent.

“Buyback Event” means a Buyback Event as such term is defined in the Stockholders’ Agreement.

“Collateral” means the Pledged Stock and all Proceeds.

“Collateral Account” means any account established to hold money Proceeds, maintained under the sole dominion and control of NEC for the benefit of the Pledgees, subject to application by NEC only as provided in Section 4(b).

“Event of Default” means an Event of Default as such term is defined in the Loan Agreement.

“Governmental Authority” shall mean the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Issuer” means Lender in its capacity as the issuer of the Pledged Stock.

“Obligations” means (1) all of the Borrowers’ Loan Obligations and (2) the obligations of Pledgor to transfer the Pledged Stock to Lender and/or to NEC (or NEC’s designee) upon the occurrence of a Buyback Event in accordance with the terms and subject to the conditions set forth in the Stockholders’ Agreement.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Pledged Stock” means all shares of capital stock of Issuer owned by Pledgor, including the shares of capital stock of Issuer listed on Schedule 1 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by Issuer to Pledgor in respect of the Pledged Stock while this Agreement is in effect.

“Proceeds” means all property (a) acquired upon the sale, lease, license, exchange or other disposition of the Pledged Stock, (b) collected on, or distributed on account of, the Pledged Stock, and (c) consisting of any claims, rights or insurance proceeds arising out of the Pledged Stock; and Proceeds shall, in any event, include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

“Secured Obligations” means the collective reference to (1) the Obligations and (2) all obligations and liabilities of Pledgor which may arise under or in connection with this Agreement, whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to Lender that are required to be paid by Pledgor pursuant to the terms of this Agreement).

“SGI Entities” means the SGI Entities as such term is defined in the Stockholders’ Agreement.

(c)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

(d)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.             Grant of Pledge

Pledgor hereby grants to the Pledgees first priority pledges (shichi-ken) in the Collateral (including the Pledged Stock), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations and hereby delivers to NEC the share certificates representing all the Pledged Stock, which NEC shall hold on behalf of the Pledgees.

3.             Representations and Warranties

Pledgor represents and warrants that:

(a)           Pledgor’s exact legal name and jurisdiction of organization are as set forth on page one hereof.  Pledgor has the power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the pledges in the Collateral pursuant to, this Agreement and has taken all necessary action to authorize its execution, delivery and performance of, and grant of the pledges in the Collateral pursuant to, this Agreement.

(b)           This Agreement constitutes a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, and upon delivery to NEC of the stock certificates evidencing the Pledged Stock, the pledges created pursuant to this Agreement will constitute valid, first priority pledges in the Collateral, enforceable in accordance with its terms against all creditors of Pledgor and any Persons purporting to purchase any Collateral from Pledgor.

(c)           The execution, delivery and performance of this Agreement will not violate any provision of any requirement of law or any contractual obligation of, applicable to or binding on Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of Pledgor pursuant to any such requirement of law or contractual obligation, except the pledges created by this Agreement.

(d)           No consent or authorization of, filing with, or other act by or in respect of, any arbitrator, court or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of Pledgor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

(e)           No litigation, investigation or proceeding of or before any arbitrator, court or Governmental Authority is pending or, to the knowledge of Pledgor, threatened by or against Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

(f)            All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(g)           Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the pledges created by this Agreement.

4.             Covenants

Pledgor covenants and agrees with the Pledgees from and after the date of this Agreement until this Agreement is terminated and the pledges created hereby are released:

(a)           If Pledgor shall, as a result of its ownership of its Pledged Stock or otherwise, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, Pledgor shall accept the same as the agent of the Pledgees, hold the same in trust for the Pledgees and deliver the same forthwith to NEC on behalf of the Pledgees in the exact form received, duly endorsed by Pledgor to NEC, if required, and if NEC so requests, to be held by NEC, on behalf of the Pledgees, subject to the terms hereof, as additional collateral security for the Secured Obligations.  Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of Issuer shall be paid over to NEC to be held by it hereunder for the benefit of the Pledgees as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of any Pledged Stock or any property shall be distributed upon or with respect to any Pledged Stock pursuant to the recapitalization or reclassification of the capital of Issuer or pursuant to the reorganization thereof, the property so distributed shall, subject to Section 10(b), be delivered to NEC to be held by it hereunder for the benefit of the Pledgees as additional collateral security for the Secured Obligations.  Subject to Section 10(b), if any sums of money or property so paid or distributed in respect of any Pledged Stock shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to NEC on behalf of the Pledgees, hold such money or property in trust for the Pledgees, segregated from other funds of Pledgor, as additional collateral security for the Secured Obligations.

(b)           All money Proceeds received by NEC hereunder shall be held by NEC in a Collateral Account for the benefit of the Pledgees, and while so held shall continue to be held as collateral security for all the Secured Obligations, until applied in accordance with the following provisions of this Section 4(b).  All money Proceeds received by NEC and deposited in a Collateral Account as provided herein, and all money Proceeds received by Pledgor and held in trust for Pledgees, shall promptly be applied to the prepayment of the principal amount of the Loan as provided in Section 5(a) of the Loan Agreement, unless an Event of Default has occurred or is continuing, in which case the provisions of Section 6(b) of this Agreement shall apply.

(c)           Without the prior written consent of NEC on behalf of the Pledgees, Pledgor will not (1) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (2) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the pledges created by this Agreement or (3) enter into any agreement or undertaking restricting the right or ability of Pledgor or any Pledgee to sell, assign or transfer any of the Collateral.

(d)           Pledgor shall maintain the pledges created by this Agreement as first priority pledges and shall defend such pledges against claims and demands of all Persons whomsoever.  At any time and from time to time, upon the written request of NEC on behalf of the Pledgees, and at the sole expense of Pledgor, Pledgor shall promptly and duly execute and deliver such further instruments and documents and take such further actions as NEC may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to NEC for the benefit of the Pledgees, duly endorsed in a manner satisfactory to the Pledgees, to be held as Collateral pursuant to this Agreement.

(e)           Pledgor shall pay, and save each Pledgee harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

5.             Cash Dividends; Voting Rights

Unless an Event of Default shall have occurred and is continuing, Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of Issuer in respect of the Pledged Stock and Pledgor shall be permitted to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would be inconsistent with or result in any violation of any provision of this Agreement or the Loan Agreement or the Stockholders’ Agreement.

6.             Remedies for Event of Default

(a)           If an Event of Default shall have occurred and is continuing, (i) NEC on behalf of the Pledgees shall have the right to receive any and all cash dividends paid in respect of any of the Pledged Stock and make application thereof to the Secured Obligations in such order as NEC may determine and (ii) any shares of the Pledged Stock may, at NEC’s election, be registered in the name of NEC or its nominee, and NEC or its nominee, on behalf of the Pledgees, may thereafter exercise (1) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of Issuer or otherwise and (2) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of Issuer, or upon the exercise by Pledgor or the Pledgees of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as NEC on behalf of the Pledgees may determine), all without liability except to account for property actually received by it.  However, no Pledgee shall have any duty to Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)           If an Event of Default shall have occurred, at the election of NEC on behalf of Lender, Lender may apply all or any part of Proceeds held in any Collateral Account in payment of the obligations of  Pledgees under this Agreement and the Loan Agreement, as provided in Section 6(d) below.

(c)           If an Event of Default shall have occurred, NEC may, on behalf of Lender, exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of Lender.  Without limiting the generality of the foregoing, NEC on behalf of Lender, without demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon Pledgor or any other Person, may in such circumstances collect, receive, appropriate and realize upon all or any of the Collateral, and/or may sell, assign, give option or options to purchase or otherwise dispose of and deliver all or any of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-ounter market, at any exchange, broker’s board or office of NEC or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  NEC shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released.  Pledgor recognizes that Lender may be unable to effect a public sale of any or all of the Pledged Stock, by reason of certain prohibitions contained in applicable securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a limited group of purchasers.

(d)           The Proceeds and the proceeds of any such collection, recovery, receipt, appropriation, realization or sale of any of the Collateral by NEC pursuant to the terms hereof after an Event of Default shall be applied as follows:

FIRST:  To the payment of the costs and expenses associated therewith, including the out-of-pocket expenses of NEC and the reasonable fees and out-of-pocket expenses of counsel employed by NEC in connection therewith;

SECOND:  To the payment of all amounts then owing to Lender under the Loan Agreement, in the order provided in the Loan Agreement;

THIRD:  To the payment of all remaining amounts then owing to in respect of the Secured Obligations; and

FOURTH:  The balance (if any) of the proceeds shall be paid to the Pledgor or its successors or assigns.

7.             Realization Events

(a)           If Lender or NEC (on behalf of Lender), in the exercise of its rights and remedies hereunder, elects (i) to receive, appropriate or otherwise realize upon all or any of the Pledged Stock (a “Realization”) or (ii) to sell, assign or otherwise transfer and  deliver the Pledged Stock in one or more parcels at public or private sale or sales (a “Sale”), NEC (on behalf of Lender) shall first send a written notice to Pledgor (a “Proposal Notice”) that shall state: (i) the maximum number of shares subject to the Realization or Sale (each, a “Realization Event”) (the “Subject Shares”); and (ii) the purchase price per share proposed to be realized or paid for the Subject Shares (the “Proposed Realization Price”).

(b)           Within fifteen (15) days after delivery of the Proposal Notice pursuant to Section 7(a) (the “Request Period”), Pledgor shall have the right to request that the Fair Value (as hereinafter defined) of the Subject Shares be determined by an Appraiser in accordance with the procedure set forth in Section 7(c).  The right of Pledgor to request that a determination of Fair Value be made with respect to the Subject Shares under this Section 7(b) shall be exercisable by delivering written notice of the exercise thereof (a “Valuation Request Notice”) to each of Lender and NEC, prior to the expiration of the Request Period.  The failure of Pledgor to deliver notice to each of Lender and NEC within the Request Period shall be deemed to be a waiver of Pledgor’s rights under this Section 7(b); provided, that Pledgor may waive its rights under this Section 7(b) prior to the expiration of the Request Period by giving written notice to each of Lender and NEC.

(c)           If Pledgor delivers a Valuation Request Notice within the Request Period, and Lender or NEC (on behalf of Lender), elects to proceed with the Realization Event, NEC (on behalf of Lender) shall cause the Fair Value of the Subject Shares to be determined by an Appraiser (appointed pursuant to the provisions of Section 7(d)).  For purposes of this Section 7, the “Fair Value” of the Subject Shares means the fair market value of each Subject Share that would be paid by a willing buyer to a willing seller in an arms’ length negotiation, neither being under any compulsion to buy or to sell, and both having reasonable knowledge of all relevant facts and taking into account all relevant circumstances and information, including Issuer’s historical operating results and reasonable good faith projections for future periods.  The Appraiser shall conduct its determination of Fair Value as promptly as practicable.

(d)           If Pledgor delivers a Valuation Request Notice within the Request Period, and Lender or NEC (on behalf of Lender), elects to proceed with the Realization Event, as soon as reasonably practicable following delivery of the Valuation Request Notice NEC (on behalf of Lender) shall, by delivery of written notice to Pledgor (the

“Appraiser Notice”), propose three (3) potential Appraisers to Pledgor; provided, that any Person who has been engaged by NEC for any purpose during the one (1) year period preceding delivery of the Appraiser Notice shall not be proposed as a potential Appraiser by NEC.  Within ten (10) days of the delivery of the Appraiser Notice, Pledgor shall have the right, by written notice to each of Lender and NEC (the “Response Notice”), to choose one of the potential Appraisers proposed by NEC in the Appraiser Notice as the Appraiser to determine Fair Value of the Subject Shares.  If Pledgor fails to timely deliver a Response Notice, then NEC shall choose one of the potential Appraisers proposed by NEC in the Appraiser Notice as the Appraiser to determine Fair Value of the Subject Shares.  Notwithstanding the foregoing, NEC may deliver an Appraiser Notice at any time after its delivery of a Proposal Notice (including before Pledgor has delivered a Valuation Notice), in which case Pledgor shall be required to deliver its Response Notice within ten (10) days following the delivery by NEC of its Appraiser Notice, provided that Pledgor shall not be required to deliver its Response Notice unless and until it delivers a Valuation Request Notice.

(e)           Lender or NEC (on behalf of Lender), shall be entitled to proceed with the Realization Event; provided, that: (i) if Pledgor has delivered a Valuation Request Notice within the Request Period pursuant to Section 7(b), the price per share to be realized or paid is no less than the Fair Value thereof as determined by the Appraiser and the Realization Event is consummated (or, in the case of a Sale, such sale is made pursuant to a contract entered into) within one hundred eighty (180) days after the date on which Fair Value is determined; or (ii) if Pledgor does not exercise its right to request that a determination of Fair Value be made with respect to the Subject Shares under Section 7(b) within the Request Period, the price per share to be realized or paid is no less than the Proposed Realization Price and the Realization Event is consummated (or, in the case of a Sale, such Sale is made pursuant to a contract entered into) within one hundred eighty (180) days after the date of delivery by NEC of the Proposal Notice.

(f)            Pledgor shall be responsible for any fees and expenses of the Appraiser unless the Fair Value per share of the Pledged Stock determined by the Appraiser exceeds the Proposed Realization Price by an amount greater than five percent (5%) of the Proposed Realization Price, in which case Pledgor and Lender shall each pay one half of any fees and expenses of the Appraiser.  Unless Pledgor has paid, or provided adequate security or other assurances of payment satisfactory to NEC in respect of, the Appraiser’s fees and expenses for which it is responsible under this Section 7(f) prior to the consummation of the Realization Event, then NEC shall be entitled to deduct  the amount for which Pledgor is responsible from the aggregate price realized or received by Lender upon consummation of the Realization Event.

(g)           Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such Realization Event pursuant to this Section 7 valid and binding and in compliance with any and all other applicable requirements of law.  Pledgor further agrees that a breach of any of the covenants contained in this Section 7 will cause irreparable injury to the Pledgees, that the Pledgees have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

(h)           Notwithstanding any other provision contained in this Agreement, this Section 7 shall not apply to any Realization Event if (i) the Issuer’s common stock is  publicly traded; and (ii) the purchase price per share realized or paid pursuant to such Realization Event, at the time of closing of the Realization or Sale (as the case may be), is not less than the 30-day average of the closing price of the Issuer’s common stock on the principal securities market on which such stock is traded.

8.             Remedies for Buyback Event

If a Buyback Event shall have occurred, Lender and/or NEC (or its designee) shall have the right to purchase the Pledged Stock then in possession of NEC, in accordance with the Stockholders’ Agreement.  Upon exercise of such right and payment for the Pledged Stock as provided in the Stockholders’ Agreement, Lender or NEC (or its designee), as applicable, (i) shall become the absolute owner of the Pledged Stock (which shall no longer be subject to the pledges created by this Agreement), without any further action on the part of Pledgor and (ii) shall be entitled to hold the share certificates representing the Pledged Stock as the owner thereof and to register its name as the owner of the Pledged Stock, and to enjoy all the rights and benefits of the owner of the Pledged Stock.

9.             Defenses of Pledgor

To the extent permitted by applicable law, Pledgor waives all defenses, claims, damages and demands it may acquire against the Pledgees or either of them arising out of the exercise by it of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 15 days before such sale or other disposition.

10.          Priority of Borrower’s Loan Obligations

(a)           As between NEC and Lender only, NEC and Lender agree that the Collateral shall secure all of the Secured Obligations; provided, that, in the event of the occurrence of a Buyback Event which occurrence also constitutes an Event of Default and shall entitle NEC and Lender to exercise their remedies hereunder, NEC and Lender agree that (i) the Borrowers’ Loan Obligations shall be entitled to a first priority security interest in the Collateral, superior and prior to the rights of NEC with respect thereto, which rights of NEC to any and all Collateral shall be subject to the prior interest of Lender; (ii) NEC shall not be entitled to purchase the Pledged Stock under the Stockholders’ Agreement and to receive in respect of the Secured Obligations held by it, any of the Proceeds or proceeds of any Collateral received as a result of the enforcement of rights pursuant to this Agreement until all Borrowers’ Loan Obligations have been paid in full; and (iii) Lender shall have sole and exclusive right to exercise the remedies set forth hereunder and to apply any Proceeds and proceeds received in repayment of the

Borrowers’ Loan Obligations until the Borrower’s Loan Obligations have been paid in full.  This Section 10(a) shall apply unless NEC and Lender agree to a different priority, in which case the rights of NEC shall have such priorities and may be exercisable in any order NEC and Lender may agree.

(b)           In the event that all Borrowers’ Loan Obligations have been paid in full but the obligations of the SGI Entities under the Stockholders’ Agreement in respect of a Buyback Event are still outstanding, NEC shall pay the balance of all money Proceeds in the Collateral Account and shall deliver all other property held as Collateral other than the Pledged Stock to the Pledgor or its successors or assigns and, except for property consisting of the Pledged Stock, Pledgor shall no longer be required to hold money or property paid or distributed in respect of the Pledged Stock in trust for the Pledgees or pay or deliver such money or property to NEC on behalf of the Pledgees as required under Section 4(a).

11.          Irrevocable Authorization and Instruction to the Pledgees

Pledgor hereby authorizes and instructs Issuer to comply with any instruction received by it from NEC in writing without any other or further instructions from Pledgor, and Pledgor agrees that Issuer shall be fully protected in so complying.  Without limitation to the foregoing, Pledgor acknowledges that the Issuer shall comply with any instructions received from NEC for registration pursuant to Article 209 of the Commercial Code of Japan, and Issuer agrees to register NEC as pledgee of the shares of Pledged Stock in its register of shareholders and record NEC as pledgee on the share certificate representing such shares.

12.          No Subrogation

Notwithstanding anything to the contrary in this Agreement, Pledgor hereby irrevocably waives all rights which may have arisen in connection with this Agreement to be subrogated to any of the rights (whether contractual, under applicable laws or otherwise) of the Pledgees against Issuer, the Borrowers or against any collateral security or right of offset held by either of the Pledgees for the payment of Borrowers’ Loan Obligations.  Pledgor hereby further irrevocably waives all contractual, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against Issuer, the Borrowers or any other Person which may have arisen in connection with this Agreement.  So long as Borrowers’ Loan Obligations remain outstanding, if any amount shall be paid by or on behalf of Issuer to Pledgor on account of any of the rights waived in this paragraph, such amount shall be held by Pledgor in trust, segregated from other funds of Pledgor, and shall, forthwith upon receipt by Pledgor, be turned over to NEC for the benefit of the Pledgees in the exact form received by Pledgor (duly indorsed by Pledgor to NEC, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as NEC may determine.  The provisions of this paragraph shall survive the term of this Agreement and the payment in full of the Secured Obligations.

13.          Amendments, etc. with respect to the Obligations; Waiver of Rights

The obligations of the Pledgor and the pledge of the Collateral hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by NEC on behalf of the Pledgees, or by any Pledgee, of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Agreement); (b) any amendment to the Loan Agreement or the Stockholders’ Agreement or any of the Obligations or any instrument (other than this Agreement) securing any of the Obligations; or (c) the taking of additional security for, or any other assurances of payment or performance of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not the Pledgor shall have notice or knowledge of any of the foregoing. The prior recourse by NEC on behalf of the Pledgees, or by any Pledgee, to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations. Neither of the Pledgees shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto.

14.          NEC’s Appointment as Attorney-in-fact

(a)           Effective upon the occurrence and during the continuance of an Event of Default and/or Buyback Event, Pledgor hereby irrevocably constitutes and appoints NEC and any officer or agent of NEC, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in NEC’s own name, from time to time in NEC’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

(b)           Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 14(a).  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

15.          Duty of Pledgees

Each Pledgee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as such Pledgee deals with similar securities and property for its own account, except that no Pledgee shall have any obligation to invest funds held in any Collateral Account and may hold the same as demand deposits.  None of the Pledgees, nor any of their respective respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

16.          Independent Relationship

This Agreement is entered into solely for the purposes set forth in the Recitals above, and, except as is expressly provided otherwise herein, no party to this Agreement assumes any responsibility to any other party to advise such other party of information known to such party regarding the financial condition of the Pledgor or the Borrowers or regarding the Collateral or of any other circumstances bearing upon the risk of nonpayment of the obligations of the Pledgor to the parties hereto.  Each party shall be responsible for managing its relation with the Pledgor and no party shall be deemed the agent of any other party for any purpose.  Each Pledgee may alter, amend, supplement, release, discharge or otherwise modify any terms of its respective Obligations, without notice to or consent of the other.  Each Pledgee agrees for itself and its successors and assigns, not to contest in any proceeding the priority, validity or enforceability of the Liens held by a Pledgee in the Collateral or the Obligations or the provisions of this Agreement.

17.          Severability

If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the validity and enforceability of the remaining portion of such provision and the remaining provisions of this Agreement, and the application thereof to any other Person or circumstance, shall not be affected thereby.

18.          Governing Law

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of Japan.

19.          Submission to Jurisdiction

The parties hereby irrevocably submit to the exclusive jurisdiction of the Tokyo District Court in any action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each party irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of such party set forth for notices hereunder.  Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

20.          Delay, Amendment and Waiver

(a)           The Pledgees shall not by any act (except by a written instrument signed by the Pledgees), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Pledgees, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  A waiver by  the Pledgees of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Pledgees would otherwise have on any future occasion.  The remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any remedies that may be available to the Pledgees at law, in equity or otherwise.

(b)           Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by each of the parties hereto.  Any such amendment, supplement, modification, waiver or consent shall be binding upon the parties hereto.

21.          Notices

All notices and other communications pursuant to this Agreement shall be delivered personally, delivered by facsimile or air-mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the following address or at such other addresses as the parties may designate by written notice in the manner as aforesaid:

If to the Pledgor, to:

Silicon Graphics World Trade B.V.
c/o Silicon Graphics, Inc.
1600 Amphitheatre Parkway
Mountain View, CA 94043-1351
USA
Telephone:      +1 (650) 933-3009
Facsimile:                          +1 (650) 933-0298
Attention:        Sandra Escher, Senior Vice President
                                                                              and General Counsel

with a copy to:

Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, CA 94025
USA
Telephone:      +1 (650) 752-2003
Facsimile:                          +1 (650) 752-2112
Attention:        William M. Kelly

If to the Pledgees, to:

NEC Corporation
7-1, Shiba 5-chome
Minato-ku, Tokyo 108-8001
Japan
Telephone:      +81 (3) 3798-6119
Facsimile:                          +81 (3) 3798-9564
Attention:        Kounosuke Kashima, Associate Senior
                                                                              Manager Vice President and Executive General

and to:

SGI Japan, Ltd.
Yebisu Garden Place Tower
4-20-3 Ebisu Shibuya-ku
Tokyo 150-6031, Japan
Telephone:      +81 (3) 5488-7300
Facsimile:                          +81 (3) 5420-7020
Attention:        Norio Izumi, President

with copies to:

SGI Japan, Ltd.
Yebisu Garden Place Tower
4-20-3 Ebisu Shibuya-ku
Tokyo 150-6031, Japan
Telephone:      +81 (3) 5488-6996
Facsimile:                          +81 (3) 5420-1867
Attention:        Hisao Hattori, Legal Manager

and to:

Paul, Weiss, Rifkind, Wharton & Garrison
2-2, Uchisaiwai-cho 2-chome
Chiyoda-ku, Tokyo 100-0011
Telephone:      +81 (3) 3597-8101

Facsimile:                          +81 (3) 3597-8120
Attention:        Lisa Yano

A notice shall be deemed given when delivered, in the case of personal delivery or delivery by facsimile, or seven (7) business days after mailing in the manner prescribed herein.

22.          Entire Agreement

This Agreement and the Exhibits hereto contain the entire agreement among the parties hereto regarding the matters described herein and supersede all previous and contemporaneous oral and written discussions and all prior agreements and understandings among the parties regarding such matters.

23.          Specific Performance

Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other party’s failure perform its obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

24.          Successors and Assigns

This Agreement shall be binding upon Pledgor and its successors and permitted assigns and shall inure to the benefit of the Pledgees and their respective successors and assigns.  Pledgor may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of NEC on behalf of the Pledgees. The Pledgees may sell, assign or transfer this Agreement or any of their respective rights hereunder without any requirement of consent by Pledgor.

25.          Counterparts

This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

26.          Expenses

Except as otherwise specifically provided herein, the parties to this agreement shall bear their respective expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.

27.          Descriptive Headings

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:

SILICON GRAPHICS WORLD
TRADE B.V.

By:	/s/ SANDRA ESCHER
Name: Sandra Escher
Title: Sr. Vice President and General Counsel

PLEDGEES:

SGI JAPAN, LTD

By:	/s/ NORIO IZUMI
Name: Norio Izuma
Title: President

NEC CORPORATION

By:	/s/ TAKASHI MIMURA
Name: Takashi Mimura
Title: Department Manager
Company Planning Department
Company Planning Office

SCHEDULE 1

TO PLEDGE AGREEMENT

DESCRIPTION OF PLEDGED STOCK

Class of Stock	Certificate Number	Number of shares

Common stock	H001	3,260,000